Exhibit 10.2

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of May 18, 2007, by and among BUCKEYE GP HOLDINGS L.P., a Delaware limited partnership (the “Borrower”), the Lenders (as defined below) party hereto, and SUNTRUST BANK, in its capacity as administrative agent for the Lenders (the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the several banks and other financial institutions party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of August 9, 2006 (the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement as amended hereby), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, Carlyle/Riverstone BPL Holdings II, L.P. (“Carlyle/Riverstone”) and certain other parties entered into a Purchase Agreement, dated as of April 3, 2007 (the “Purchase Agreement”), pursuant to which, among other things, Carlyle/Riverstone agreed to sell all of its membership interests in the General Partner to BGH Holdings, LLC, a Delaware limited liability company (“BGH Holdings”); and

WHEREAS, the consummation of the transactions contemplated by the Purchase Agreement (the “BGH Closing”) is subject to, among other things, the satisfaction of certain conditions set forth in the Purchase Agreement; and

WHEREAS, absent an amendment to, or waiver under, the Credit Agreement, the BGH Closing would constitute an Event of Default under the Credit Agreement; and

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend certain provisions of the Credit Agreement, and subject to the terms and conditions hereof, the Lenders are willing to do so;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.             Amendments.

(a)           Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions of “BGH Closing”, “BGH Holdings”, and “Carlyle/Riverstone” in the appropriate alphabetical order and by replacing the definition of “Change of Control” in its entirety with the following:

“BGH Closing” shall mean the consummation of the transactions contemplated by that certain Purchase Agreement dated as of April 3, 2007, among Carlyle/Riverstone, BGH Holdings and certain other parties, pursuant to which, among other things, Carlyle/Riverstone agreed to sell all of its membership interests in the General Partner to BGH Holdings.

“BGH Holdings” shall mean BGH Holdings, LLC, a Delaware limited liability company.

“Carlyle/Riverstone” shall mean Carlyle/Riverstone BPL Holdings II, L.P., a Delaware limited partnership.

 “Change of Control” shall mean either (i) the General Partner shall cease to be the sole general partner of the Borrower, (ii) until the BGH Closing, Carlyle/Riverstone shall cease to own and control, beneficially and of record, directly or indirectly 100% of the outstanding equity interests of the General Partner, or (iii) from and after the BGH Closing, (x) BGH Holdings shall cease to own and control, beneficially and of record, directly or indirectly 100% of the outstanding equity interests of the General Partner or (y) (1) Arclight Capital Partners, LLC, Kelso & Company, Lehman Brothers Holdings Inc. and their affiliates, individually or collectively, shall cease to own and control, beneficially and of record, directly or indirectly, at least 35% of the outstanding equity interests of BGH Holdings and (2) any Person or “group” (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) shall own and control, beneficially and of record, directly or indirectly a larger percentage of the outstanding equity interests of BGH Holdings than is collectively owned by Arclight Capital Partners, LLC, Kelso & Company, Lehman Brothers Holdings Inc. and their affiliates.

(b)           Section 7.22 of the Credit Agreement is hereby amended by deleting section (a) in its entirety and replacing such section with the following:

(a)           The Borrower is a limited partnership formed under the laws of the State of Delaware.  The sole non-economic general partnership interest of Borrower is owned by the General Partner, which, until the BGH Closing, is wholly owned by Carlyle/Riverstone and which, from and after the BGH Closing, shall be wholly owned by BGH Holdings.  53.73% of the limited partnership interests of the Borrower are owned and controlled by Carlyle/Riverstone and the General Partner; provided, however, that from and after the BGH Closing, all of the interests owned and controlled by Carlyle/Riverstone shall be owned and controlled by BGH Holdings.  The remaining limited partnership interests of the Borrower are owned by management, public holders and other Persons.   The initial members of BGH Holdings are Arclight Capital Partners, LLC, Kelso & Company and Lehman Brothers Holdings Inc.

2.             Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the Lenders hereunder, it is understood and agreed that this Amendment shall not become effective, and the Borrower shall have no rights under this Amendment, until the Administrative Agent shall have received (i) reimbursement or payment of its costs and expenses incurred in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto and (ii) executed counterparts to this Amendment from the Borrower and the Required Lenders.

3.             Representations and Warranties.  To induce the Lenders and the Administrative Agent to enter into this Amendment, each of the Borrower and the General Partner (collectively, the “Loan Parties”) hereby represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution and delivery by such Loan Party of this Amendment and the performance of this Amendment and the Credit Agreement as amended hereby (i) are within such Loan Party’s power and authority; (ii) have been duly authorized by all necessary partnership, limited liability company, partner and/or member action; (iii) are not in contravention of any provision of such Loan Party’s certificate of formation, certificate of partnership, partnership agreement, operating agreement or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Loan Party or any of its Subsidiaries is a party or by which such Loan Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Loan Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other Person;

(b)           This Amendment has been duly executed and delivered for the benefit of or on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws of general application relating to or affecting creditors’ rights and general principles of equity; and

(c)           After giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof.

4.             Effect of Amendment.  Except as set forth expressly herein, all terms of the Credit Agreement, as amended hereby, and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower to the Lenders and the Administrative Agent.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.  This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

5.             Governing Law.   This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.

6.             No Novation.  This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

7.             Counterparts.  This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.

8.             Costs and Expenses.  The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Administrative Agent with respect thereto.

9.             Binding Nature.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

10.           Entire Understanding.  This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, by their respective authorized officers as of the day and year first above written.

BORROWER:	BUCKEYE GP HOLDINGS L.P.
	By:	MainLine Management LLC, its general partner
By:
Name: Robert B. Wallace
Title: Senior Vice President—Finance and Chief Financial Officer

[SIGNATURE PAGE TO FIRST AMENDMENT TO
BUCKEYE GP HOLDINGS L.P. CREDIT AGREEMENT]

LENDER, ISSUING BANK
AND AGENT:	SUNTRUST BANK
By:
Name:
Title:

[SIGNATURE PAGE TO FIRST AMENDMENT TO
BUCKEYE GP HOLDINGS L.P. CREDIT AGREEMENT]